Exhibit 32.1

CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the “Corporation”), does hereby certify that:

         The Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: November 4, 2005	/s/ Eugene R. Corasanti ————————————— Eugene R. Corasanti Chairman of the Board and Chief Executive Officer

Date: November 4, 2005	/s/ Robert D. Shallish, Jr. ————————————— Robert D. Shallish, Jr. Vice President - Finance and Chief Financial Officer